                                                                   EXHIBIT 10.20


REVISED DEVELOPMENT, MANUFACTURING, AND DISTRIBUTION AGREEMENT

      This Revised Agreement (the "Agreement") is made this    day of         ,
1994 by and between Sequoia Systems, Inc., a Delaware corporation with principal offices at 400 Nickerson Road, Marlborough, Massachusetts 01752, U.S.A. ("Sequoia"), and Toshiba Corporation, a Japanese corporation with principal offices at 1-1 Shibaura 1-chome, Minato-ku, Tokyo 105-01, Japan ("Toshiba").

                                   RECITALS

      WHEREAS, Sequoia and Toshiba entered into the Development, Manufacturing, and Distribution Agreement on December 26, 1991 (the "Original Agreement");

      WHEREAS, Sequoia's original plan to develop and market a symmetrical, mutli-processing, fault-tolerant computer system designated as the S/1000 System (the "S/1000") was canceled in 1993, and such cancellation has made it necessary to change the joint program between the parties to develop the symmetrical, multi-processing, fault-tolerant computer system as contemplated in the Original Agreement; and

      WHEREAS, Toshiba desires to continue to develop, manufacture and distribute the S/1100 as defined herein below and other symmetrical, multi-processing, fault-tolerant computer system product mainly for the Japanese market; and

      WHEREAS, in accordance with the said changes in the joint development program, the parties desire to amend the license fees and other terms and conditions set forth in the Original Agreement;

      NOW THEREFORE, in consideration of the mutual benefits to be derived herefrom and other valuable consideration, the parties agree to supersede the Original Agreement with this Agreement which shall provide all the rights and obligations between the parties hereto with regard to the subject matter hereof:

1.  DEFINITIONS
    -----------

      As used in this Agreement, the following terms shall have the following meanings:

1.1 "S/1100" shall mean the symmetrical, multi-processing, fault-tolerant computer system, known to the parties by the designated product name as S/1100, to be developed by Toshiba whose hardware design is based on Sequoia's S/1000.

1.2 "Toshiba SMP" shall mean any symmetrical, multi-processing, fault-tolerant computer system other than the S/1100 to be developed by Toshiba which incorporates the Sequoia Technology.

1.3   "Jointly Developed Products" shall mean the S/1100 and any Toshiba SMP.

1.4 "Sequoia Product" shall mean any symmetrical, multi-processing, fault-tolerant computer system to be developed by Sequoia which incorporates the Toshiba Technology.

1.5 "S/1000" shall mean Sequoia's symmetrical, multi-processing, fault-tolerant computer system the development of which was canceled by Sequoia in 1993.

1.6 "Sequoia Technology" shall mean (a) all proprietary technology of Sequoia relating to the S/1000 and which was supplied to Toshiba under the Original Agreement; and (b) any and all patentable and unpatentable improvements, modifications or variations in or to the technology described in subsection 1.6
(a) above or to the Toshiba Technology which are created, invented, developed, discovered or made solely by Sequoia during the term of this Agreement as to which Sequoia acquires exclusive rights during the term of this Agreement and is able to license or sublicense such rights to Toshiba for use in connection with the Jointly Developed Products.

1.7 "Sequoia Intellectual Property Rights" shall mean all patents and patent applications whose filing dates are on or prior to the expiration or termination date of this Agreement, copyrights, trade secrets, know-how, mask works and other intellectual property rights covering or otherwise related to the Sequoia Technology.

1.8 "Technical Data" shall mean data and documentation, including, without limitation, manuals, drawings, diagrams, schematics, source program listings, flow charts and other items, whether in printed form or stored on magnetic or other media.

1.9 "Toshiba Technology" shall mean (a) all existing proprietary technology owned or licensable by Toshiba and incorporated into Jointly Developed Products;
(b) all proprietary technology of Toshiba relating to the Jointly Developed Products and which are created, invented, discovered or made solely by Toshiba during the term of this Agreement; and (c) any and all patentable and unpatentable improvements, modifications or variations in or to the technology described in subsection 1.9 (a) or (b) above or to the Sequoia Technology which are created, invented, discovered or made solely by Toshiba during the term of this Agreement as to which Toshiba acquires exclusive rights during the term of this Agreement and is able to license or sublicense such rights to Sequoia for use in connection with the Jointly Developed Products.

1.10 "Toshiba Intellectual Property Rights" shall mean all patents and patent applications whose filing dates are on or prior to the expiration or termination date of this Agreement, copyrights, trade secrets, know-how, mask works and other intellectual property rights covering or otherwise related to the Toshiba Technology.

2.   Product Specification
     ---------------------

     The product specifications for Jointly Developed Products shall be determined by Toshiba, provided that Toshiba may consult with Sequoia in developing such specifications. The parties acknowledge that Jointly Developed Products shall be developed by Toshiba. Toshiba shall test the Jointly Developed Products it develops or manufactures for safety, environmental, reliability and other requirements for Japan and, at its discretion, for the United States and Germany.


3.   OWNERSHIP AND LICENSE
     ---------------------

3.1   Ownership. Sequoia shall remain the owner of all Sequoia Intellectual
      ---------
Property Rights, and Toshiba shall remain the owner of all Toshiba Intellectual Property Rights. If any technology is jointly developed by Sequoia and Toshiba during the term of this Agreement, Sequoia and Toshiba shall jointly own all rights in such technology ("Jointly Developed Technology"), and neither party shall be required to account for profits to the other party for use of any such Jointly Developed Technology in any products.

3.2   License Grant to Toshiba.
      ------------------------

3.2.1 Development and Manufacturing License. Sequoia hereby grants to Toshiba,
      -------------------------------------
and Toshiba accepts, a non-exclusive and paid-up license under the Sequoia Intellectual Property Rights:

      a. to use the Sequoia Technology for the development of the Jointly Developed Products;

      b. to use, manufacture and have manufactured the Jointly Developed Products; and

      c. to reproduce, modify and prepare derivative works in the case of copyrighted materials for the purpose of licenses granted hereunder.

3.2.2 Distribution License.
      --------------------

      (a) Sequoia hereby grants to Toshiba, and Toshiba accepts the exclusive and paid-up license under the Sequoia Intellectual Property Rights to sell, lease or otherwise distribute the Jointly Developed Products in Japan. The terms and conditions for the dale of the Jointly Developed Products by, or on behalf of, Toshiba outside Japan shall be negotiated by Sequoia and Toshiba. Toshiba bay sell freely a symmetrical multi-processor system that does not use Sequoia Technology.

      (b) To the extent that a Jointly Developed Product includes Sequoia's computer software, Sequoia hereby agrees to grant Toshiba the right to sublicense such software to Toshiba's customers in accordance with an end-user license agreement the terms and conditions of which are substantially similar to Sequoia's standard terms and conditions for such software.

       (c) Toshiba may distribute any Sequoia Products in Japan pursuant to an OEM or Supply Agreement to be mutually agreed to by the parties.

3.3   License Grant to Sequoia.
      ------------------------

3.3.1 Development and Manufacturing License. Toshiba hereby grants to Sequoia,
      -------------------------------------
and Sequoia accepts, a non-exclusive and paid-up license under the Toshiba Intellectual Property Rights:

      a. to use, manufacture and have manufactured the Jointly Developed Products; and

      b. to reproduce, modify and prepare derivative works in the case of copyrighted materials for the purpose of licenses granted hereunder.

3.3.2 Distribution License. Toshiba hereby grants to Sequoia the license under
      --------------------
the Toshiba Intellectual Property Rights to sell, lease or otherwise distribute the Jointly Developed Products in all countries except Japan. Such license shall be exclusive for S/1100 and be non-exclusive for any Toshiba SMP. To the extent that a Jointly Developed Product includes Toshiba's computer software in any form, Toshiba agrees to grant Sequoia the right to sublicense such software to Sequoia's customers in accordance with an end-user license agreement the terms and conditions of which are substantially similar to Toshiba's standard terms and conditions for such software. Sequoia shall have the right to grant its OEM partners the right to sell, lease or otherwise distribute the Jointly Developed Products in all countries except Japan.

3.3.3 Sequoia Products. Toshiba hereby grants to Sequoia a non-exclusive license
      ----------------
to use Toshiba Technology furnished to Sequoia under this Agreement to develop, manufacture, have manufactured, sell, lease and otherwise distribute the Sequoia Products, provided that in the event that such Sequoia Products are covered by Toshiba Intellectual Property Rights, Sequoia shall pay the mutually agreed upon license fee and/or royalty. If, however, this Agreement is assigned by Toshiba, pursuant to Section 11.7 of this Agreement or if Toshiba shall become insolvent to go into liquidation or receivership or be declared bankrupt, no such license fee or royalty shall be due Toshiba and assignee for such license under the Toshiba Intellectual Property Rights.


4.    TRANSFER OF TECHNOLOGY
      ----------------------

4.1   Delivery of Technical Data. During the term of this Agreement, Sequoia and
      --------------------------
Toshiba shall deliver to the other party, promptly after it becomes available, Technical Data related to the Sequoia Technology and the Toshiba Technology, respectively, as the parties determine is reasonably necessary or desirable for the other party to exercise the license granted in Sections 3.2 and 3.3 above.

4.2   Training and Technical Assistance.  During the term of this Agreement,
      ---------------------------------
each party shall provide the other party, upon request by the other party, with reasonable levels of development support at no charge to such other party in accordance with a separate agreement to be agreed upon between Sequoia and Toshiba.


4.3   Ported Software.  Toshiba may port certain third party software not owned
      ---------------
by either Toshiba or Sequoia to the Jointly Developed Products (the "Third Party Software"). Toshiba may also port its own software ("Toshiba Software") to the Jointly Developed Products. If Toshiba ports any Third Party Software or Toshiba Software to the Jointly Developed Products, Toshiba shall notify Sequoia of such decision, together with a description of the Third Party Software of Toshiba Software. If the Third Party Software is ported, Toshiba shall also provide Sequoia with the name and address of the person or entity from which Toshiba obtained the right to port the Third Party Software (the "Third Party"). After each port is completed, Toshiba will deliver to Sequoia a copy of Toshiba Software or Third Party Software and related Technical Data (the "Software Deliverables") as provided in Section 4.1 above; provided that:


(a)   Sequoia agrees to pay to Toshiba:

      (i) incremental expenses including without limitation media expenses, shipping fees which are required in making such a Software Deliverable available to Sequoia; and

      (ii) for each Software Deliverable other than system software, an amount to be separately negotiated; and

(b) in case of the ported Third Party Software, Toshiba will deliver its Software Deliverables only if Sequoia has obtained any requisite consent or license from the Third Party at its expense and responsibility.

4.4.  Exception.  Nothing in this Section 4 shall require either party (a) to
      ---------
deliver any computer system to the other party without charge; or (b) to provide the other party with internal manufacturing instructions for semiconductors or with any information or materials which such party is prevented from disclosing under any agreement with a third party.

5.    CONFIDENTIAL INFORMATION
      ------------------------

5.1   Protection of Confidential Information.
      --------------------------------------

(a) During the term of this Agreement, Toshiba and Sequoia shall have access to proprietary or confidential information of each other. Each party shall protect such proprietary or confidential information of the other party in the same manner in which it would protect its own proprietary or confidential information of like importance and in any event shall use its most reasonable efforts to maintain the confidentiality of such information, and shall not disclose or use proprietary or confidential information of the other party for its own benefit or the benefit of any other person or entity, except as may be specifically permitted under this Agreement or other agreements between the parties.

(b) The obligations of confidentiality and non-use provided by subsection (a) above shall not apply to any confidential or proprietary information of one party which:

      (i) is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of the recipient;

      (ii) is in the recipient's possession at the time of disclosure otherwise than as a result of recipient's breach of any legal obligation;

      (iii) becomes known to the recipient through disclosure by sources, other than the disclosing party, having the legal right to disclose such information;

      (iv) is independently developed by the recipient without reference to or reliance upon such information; or

      (v) is required to be disclosed by the recipient to comply with applicable laws or governmental regulations, provided that the recipient provides prior written notice of such disclosure to the disclosing party and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

(c) The obligations of confidentiality and non-use under this Section 5 shall continue throughout the term of this Agreement and for a period of five years thereafter.


6.    LICENSE FEES AND TAXES
      ----------------------

6.1   License Fees. In consideration of the rights and licenses granted in this
      ------------
Agreement, Toshiba agrees to pay to Sequoia a non-refundable license fee of U.S. $5,875,000 in four (4) installments as specified below, it being hereby confirmed by the parties hereto that the first and second installments had been paid by Toshiba under the Original Agreement:

                  $ 1,687,500        paid in January, 1992

                  $ 1,687,500        paid in April, 1992

                  $ 1,500,000        on or before May 31, 1994

                  $ 1,000,000        on or before April 30, 1995

6.2   Taxes. Toshiba shall pay all taxes, including sales and use taxes, however
      -----
designated, imposed by the Japanese government or by a government of a country in which Toshiba is distributing products covered by this Agreement as a result of the existence or operation of this Agreement, except any income tax imposed on Sequoia by any governmental entity.

7.    SUPPLY OF JOINTLY DEVELOPED PRODUCTS
      ------------------------------------

      Sequoia may purchase from Toshiba under a separate agreement the Jointly Developed Products at the most favorable price at which Toshiba sells to third parties. Both parties also agree to make available to the other party, on commercially reasonable terms, all components and parts that are not publicly available and are necessary to manufacture the Jointly Developed Products or the Sequoia Products.

8.    EXPIRATION AND TERMINATION
      --------------------------

8.1   Term.  This Agreement shall become effective as of January 22, 1992 and
      ----
shall continue to be in effect for five years thereafter.

8.2   Termination For Breach.  Each party shall have the right to terminate this
      ----------------------
Agreement in the event of a material breach by the other party of any of its obligations hereunder. In the event a party materially breaches any of its obligations hereunder, the non-breaching party may terminate this Agreement by giving the breaching party written notice of its intent to terminate this Agreement, which notice shall specify, in reasonable detail, the nature of such breach. Such termination shall occur thirty (30) days following such notice, unless the breaching party cures such breach prior to the expiration of such 30-day period.


8.3   Effect of Termination.  Upon expiration or termination of this Agreement
      ---------------------
under Sections 8.1 and 8.2 above, all rights and obligations of either party as contained herein shall terminate, except that Sections 3, 5, 10 and 11.1 shall survive any expiration or termination of this Agreement. Notwithstanding any provisions to the contrary, in the event that this Agreement is terminated pursuant to Section 8.2, the licenses of the breaching party shall terminate forthwith and the licenses of the non-breaching party shall survive such termination.

9.    FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS
      ----------------------------------------------------

9.1   Respective Responsibilities.  Sequoia shall be solely responsible for the
      ---------------------------
preparation, filing, prosecution and maintenance of all patent applications and patents included in the Sequoia Intellectual Property Rights. Toshiba shall be solely responsible for the preparation, filing, prosecution, and maintenance of all patent applications and patents included in the Toshiba Intellectual Property Rights. Sequoia shall have the initial right to file, prosecute and maintain any patent applications and patents relating to Jointly Developed Technology except that Toshiba shall have the initial right to file, prosecute and maintain patent applications and patents for Jointly Developed Technology in Japan. Such patent applications relating to Jointly Developed Technology shall be filed in the joint names of Sequoia and Toshiba, and Sequoia and Toshiba shall each own an undivided one-half (1/2) interest in each such patent application and any and all patents resulting therefrom. Each party shall have the royalty-free right to manufacture, have manufactured, use, sell, lease and otherwise dispose of products covered by the claims of such patents, including the right to grant non-exclusive licenses under such patent applications or patents. Neither party shall be required to account to the other party with respect to royalties, payments or value received as a result of such patent applications or patents. In the event that either party decides not to prepare, file, prosecute, or maintain a patent application or patent related to Jointly Developed Technology that such party has the initial right to file, prosecute or maintain, then the other party shall have the right, at its own expense, to continue such preparation, filing, prosecution, or maintenance in the joint names of Sequoia and Toshiba.

9.2   Sharing of Expenses. Sequoia shall pay all expenses incurred in connection
      -------------------
with the filing, prosecution and maintenance of patent applications and patents related to Jointly Developed Technology in the United States, and Toshiba shall pay all expenses incurred in connection with the filing, prosecution and maintenance of patent applications and patents related to Jointly Developed Technology in Japan. For all other patent applications and patents related to the Jointly Developed Technology, the party which files an application under this Section 9 shall, prior to filing, request the other party to indicate whether it will agree to pay one-half of all costs associated with the pending application and the issued patent. If within sixty (60) days of receiving such request, the non-filing party fails to assume in writing the obligation to pay its share of such costs, or if the non-filing party subsequently fails to continue such payments within sixty (60) days of demand by the filing party, the non-filing party shall relinquish to the filing party its share of the title to said patent application and patent. Notwithstanding the above, the relinquishing party shall retain the right to manufacture, use, lease, sell and otherwise dispose of products under said patent application and patent. The filing party shall be under no further obligation to consult with the non-filing party as required under Section 9.3.

9.3   Jointly Developed Technology. Both parties shall use reasonable efforts to
      ----------------------------
obtain the issuance of the broadest claims in all patent applications. The parties also agree to consult with each other as to the preparation, filing, prosecution, and maintenance of any patent applications and patents covering Jointly Developed Technology. Each party agrees to furnish to the other party copies of documents related to such preparation, filing, prosecution, or maintenance of patent applications and patents covering Jointly Developed Technology sufficiently prior to a response or payment due date to allow for review and comment by the other party and the parties agree to cooperate with each other in connection with the activities described in this Section 9.

10.   WARRANTIES, REPRESENTATIONS AND LIMITATION OF LIABILITY
      -------------------------------------------------------

10.1  Sequoia's Representation.  Sequoia represents and warrants to Toshiba that
      ------------------------
it has all the necessary rights, power and authority to enter into and perform this Agreement and to grant the licenses granted to Toshiba herein. Sequoia also represents and warrants to Toshiba that this Agreement has been duly authorized, executed and delivered by Sequoia and constitutes a legal, valid and binding obligation of Sequoia.

10.2  Toshiba Representation.  Toshiba represents and warrants to Sequoia that
      ----------------------
it has all the necessary rights, power and authority to enter into and perform this Agreement and to grant the licenses granted to Sequoia herein. Toshiba also represents and warrants to Sequoia that this Agreement had been duly authorized, executed and delivered by Toshiba and constitutes a legal, valid and binding obligation of Toshiba.

10.3  Disclaimer of Warranty and Limitation of liability.  THE TECHNOLOGY OF ONE
      --------------------------------------------------
PARTY SHALL BE FURNISHED TO THE OTHER PARTY ON AN "AS-IS" BASIS AND NEITHER SEQUOIA NOR TOSHIBA MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED. BY WAY OF EXAMPLE, BUT NOT OF LIMITATION, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ITS TECHNOLOGY FURNISHED TO THE OTHER PARTY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES, INCLUDING DAMAGES FOR LOST PROFITS, LOST SAVINGS, OR LOST DATA, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.   MISCELLANEOUS
      -------------

11.1  Compliance With Applicable Law.  Sequoia and Toshiba shall each comply
      ------------------------------
with all applicable laws and regulations, whether foreign, federal, state or local, relating to the use, importation and exportation of the Sequoia Technology, and the Toshiba Technology and the manufacture, sale, or other distribution of the Jointly Developed Products or Sequoia Products. Sequoia and Toshiba shall each obtain and maintain in effect all licenses, permits and authorizations required for the performance of their obligations hereunder. Sequoia and Toshiba also acknowledge that the Sequoia Technology and Toshiba Technology, and any direct products thereof are subject to the export control laws and regulations in the United States and Japan, including and United States Export Administration Regulations. Both parties further acknowledge that the Sequoia Technology and Toshiba Technology and any direct product thereof, may not be sold, transferred, or otherwise released to any country restricted by such laws and regulations which include the following countries: Afghanistan, People's Republic of China, or Country Groups Q, W, Y, S and Z without the specific prior written permission of the U.S. and/or Japanese Government. This restriction on transfer includes release of the Sequoia Technology and Toshiba Technology and any direct products thereof to nationals of the above-named countries. Both parties agree to obtain any such required permission in the event that such a transfer should be made. This provision shall be in effect for as long as each party distributes products incorporating the Sequoia Technology or Toshiba Technology.

11.2  Relationship of Sequoia and Toshiba. Nothing in this Agreement shall
      -----------------------------------
create a joint venture, partnership or principal-agent relationship between Sequoia and Toshiba.

11.3  Notices. Whenever any matter herein provides for notice or other written
      -------
communication to be given to a party hereto, such notice shall be given at the address of such party set forth below, or such other address as such party shall provide, in writing, to the other party. All notices may be given by being personally delivered, sent by telecopier and confirmed by first class (or its equivalent) mail, postage prepaid, or sent by overnight, prepaid air freight, addressed to the party hereto to whom notice is to be given at the address listed below. Each such notice shall be deemed to be effective upon receipt.


           (a)  If to Toshiba:
                1-1, Shibaura 1-Chome
                Minato-Ku, Tokyo 105-01 Japan
                Attention: General Manager, Computer Division
                Telecopier: (03) 3457-2958

                With a copy to:
                1-1, Shibaura 1-Chome
                Minato-Ku, Tokyo 105-01 Japan
                Attention: Manager,
                           Licensing and Alliance Agreements,
                           International Cooperation Agreement and
                           Legal Division
                Telecopier: (03) 5444-9214

           (b)  If to Sequoia:
                400 Nickerson Road
                Marlborough, Massachusetts 01752
                Attention: President
                Telecopier: (508) 485-4996

                With a copy to:
                Mark G. Borden, Esq.
                Hale and Dorr
                60 State Street
                Boston, Massachusetts 02109 U.S.A.
                Telecopier: (617) 742-9108

11.4  Disputes and Governing Law. The parties agree to attempt to settle
      --------------------------
amicably all disputes arising out of or in connection with this Agreement. Any proceeding to enforce or to resolve disputes relating to this Agreement shall be brought before a court of competent jurisdiction in the commonwealth of Massachusetts. The validity, performance and construction of this Agreement shall be governed by the laws of the State of Massachusetts and the United States of America.

11.5  Freedom of Development. Each party acknowledges that this Agreement does
      ----------------------
not restrict or affect the other party's right to develop, market, sell, license, manufacture or distribute products by itself or with any third party that do not incorporate and are not based upon the intellectual property or technology of the other party.

11.6  Japanese Government Approval. Toshiba shall be responsible for obtaining
      ----------------------------
any necessary Japanese governmental approval for this Agreement, including but not limited to approval by MITI.

11.7  Successors and Assigns. Neither this Agreement nor any rights granted
      ----------------------
hereunder shall be assigned or transferred except to a successor which acquires substantially all of such party's business. This Agreement shall be binding upon, and inure to the benefit of, the respective legal representatives, successors and permitted assigns of the parties.


11.8  Cumulative Remedies. Except as expressly provided to the contrary, no
      -------------------
remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.

11.9  Severability. Should any portion or provision of this Agreement be
      ------------
declared invalid or unenforceable in any jurisdiction, then such portion or provision shall be deemed to be severable from this Agreement as to such jurisdiction (but, to the extent permitted by law, not elsewhere) and shall not affect the remainder hereof.

11.10 Waiver. No waiver of any obligation of either party hereto under this
      ------
Agreement shall be effective unless in a writing, specifying such waiver, executed by the waiving party. A waiver by either party hereto of any of its rights or remedies under this Agreement on any occasion shall not be bar to the exercise of the same right or remedy on any subsequent occasion or of any other right of remedy at any time.

11.11 Headings and Titles. The designation of a title, caption or heading, for
      -------------------
each section of this Agreement is for the purpose of convenience only and shall not be used to limit, interpret or modify the provisions of this Agreement.

11.12 Amendment or Modification.  This Agreement may be amended, altered, or
      -------------------------
modified only by a writing, specifying such amendment, alteration or modification, executed by both parties.

11.13 Trademarks.  No right is granted herein to use any trademark, service
      ----------
mark, trade name, or other identifying mark owned by, or used to identify any product or service of Sequoia or Toshiba in connection with the sale, leasing or other distribution of any Jointly Developed Products and Sequoia Products. Both parties also agree not to use a trademark, service mark, trade name or other identifying mark that is confusingly similar to a trademark, service mark, trade name, or other identifying mark used by the other party. Toshiba acknowledges that it is its intention to sell the Jointly Developed Products under the Toshiba private label or the label of Toshiba OEMs.

11.14 Counterparts.  This Agreement may be executed in counterparts, each of
      ------------
which shall be deemed an original, out all of which shall constitute one and the same instrument.

11.15 Complete Agreement.  This Agreement constitutes the complete understanding
      ------------------
of the parties regarding the subject matter hereof and supersedes all prior or contemporaneous agreements of the parties.


      Each of the parties has caused this Agreement to be executed and delivered by its duly authorized representative as of the date first written above.


TOSHIBA CORPORATION                            SEQUOIA SYSTEMS, INC.




By: [Signature appears here]                   By: /s/ Richard B. Goldman
   --------------------------------------         ----------------------------

Title:       General Manager                   Title:  Vice President Finance
      International Cooperation Agreement              and Chief Finance Officer
          and Legal Division                           -----------------------
      -----------------------------------

Date:              5/13/94                     Date:          4/21/94
      -----------------------------------              -----------------------